Dated 23rd December 1997






                            ALLSPORT PHOTOGRAPHIC PLC


                                     - and -

        INTERCEDE 1285 LIMITED (which has resolved to change its name to
                       ALLSPORT PHOTOGRAPHIC SHARE SCHEME
                                TRUSTEES LIMITED)



                 ______________________________________________

                                   TRUST DEED
                                     of the
                              ALLSPORT PHOTOGRAPHIC
                              EMPLOYEE SHARE TRUST

                 ______________________________________________







                                 Cameron McKenna
               Mitre House, 160 Aldersgate Street, London EC1A 4DD
                   Telephone: 0171 367 3000 Fax: 0171 367 2000
                                   CDE Box 724
                               Doc Ref 50181496.01
                            Drafted: 19 December 1997

                                TABLE OF CONTENTS

Clause                                                                      Page
------                                                                      ----

1.   Definitions...............................................................2
2.   Sections 31 and 32 of the Trustee Act 1925 and Apportionment Rules........4
3.   Trust for Sale............................................................5
4.   Additions to the Trust Fund...............................................5
5.   Dispositive Powers of Appointment Over the Trust Fund.....................6
6.   Dispositive Powers Over Income............................................7
7.   Trusts in Default of Appointment..........................................8
8.   Administrative Powers.....................................................8
9.   Trustees' Powers Generally................................................9
10.  Protection of the Trustees...............................................10
11.  Remuneration Etc. of the Trustees........................................11
12.  Beneficiary Who is Trustee Director or Employee..........................12
13.  Limitation on Rights of Beneficiaries....................................12
14.  Retirement and Appointment of Trustees...................................13
15.  Trustees Can Act by Majority.............................................14
16.  Proper Law, Forum and Place of Administration............................14
17.  Release of Trustees' Powers..............................................15
18.  Power of Amendment.......................................................15
19.  Restrictions.............................................................15
20.  Irrevocability...........................................................16
21.  Name of Settlement.......................................................16
22.  Stamp Duty Certificate...................................................16

THIS DEED of TRUST is made the 23rd day of December 1997

BETWEEN

(1) ALLSPORT PHOTOGRAPHIC PLC whose registered office is situated at 61 Chandos Place London WC2N 4HG (the "Company"); and

(2) INTERCEDE 1285 LIMITED (which has resolved to change its name to ALLSPORT PHOTOGRAPHIC SHARE SCHEME TRUSTEES LIMITED) whose registered office is situated at 61 Chandos Place aforesaid (the "Trustees" which expression shall where the context so permits include the trustee or trustees for the time being hereof).

WHEREAS:

(A) The Company is incorporated in England and Wales with limited liability under the Companies Act 1985 under registration number 1215846.

(B) The Company has established or intends to establish certain employees' share schemes (within the meaning of Section 743 of the Companies Act
         1985) for encouraging or facilitating the holding of shares in the capital of the Company (as hereinafter defined) by or for the benefit of bona fide employees or former employees of the Company and the Subsidiaries.

(C) The Company and the Subsidiaries wish to establish for the purposes of the holding and distribution of Shares an employee share trust the terms of which are such that Section 86 of the Inheritance Tax Act 1984 shall apply to the property comprised in the Trust Fund.

(D) The terms of the said employee share trust (which are contained in this Deed) have been approved by resolution of the Company dated 23rd December 1997 and by resolution of the Board of Directors dated 23rd December 1997.

(E) The Company has paid or will pay by way of gift to the Trustees the sum of (pound)100 and it is anticipated that further monies may hereafter be provided to the Trustees by way of gift or otherwise by the Company and the Subsidiaries to be held by the Trustees on the terms hereof.

(F)      It is intended that this Settlement shall be irrevocable.

NOW THIS DEED IRREVOCABLY WITNESSES as follows:

1.       Definitions

1.1 In this Deed the following expressions shall where the context permits have the following meanings respectively:

         "Beneficiaries"            the bona fide Employees and Former Employees
                                    from time to time of Allsport Photographic plc or any Subsidiary of Allsport
                                    Photographic plc;

         "Charity"                  any trust foundation company or other body
                                    (corporate or unincorporate) for the time being in existence and established for purposes recognised as charitable by the law of England and Wales;

         "Company"                  the Company or any other company which
                                    succeeds the Company as a result of a
                                    takeover, reorganisation or resulting form an amalgamation of the Company or reconstruction of the Company and if there be more than one such company the company to which the greater portion of the undertaking of the Company passes as a result of the said takeover, reorganisation, amalgamation or reconstruction and this definition shall apply mutatis mutandis to any takeover, reorganisation, amalgamation or reconstruction of the Company for the time being;

         "Consolidated Profit"      the consolidated profit before tax of the
                                    Company and its Subsidiaries excluding any extraordinary or exceptional items of profit and loss and before charging or providing for contributions to the Trust
                                    Fund for corporation tax on profits;

         "this Deed"                this Deed of Settlement and the Schedule
                                    hereto;

         "Directors"                the Board of Directors of the Company;

         "Employee"                 any person employed by Allsport Photographic
                                    Plc or any Subsidiary of Allsport
                                    Photographic Plc and "Former Employee" shall be construed accordingly;

         "Employee Share Trust"     the Allsport Photographic Employee Share
                                    Trust constituted by this Deed;

         "Financial Year"           the period in respect of which a profit
                                    and loss account of the Company laid
                                    before the Company's shareholders in general meeting is made up whether that period is a year or not;

         "Group Company"            the Company, any holding company of the
                                    Company, any Subsidiary of the Company and any subsidiary of the Company's holding company;

         "Shares" fully-paid ordinary shares of (pound)1 in the capital of the Company or such other shares as may be appropriate for the purposes of the Share Schemes as may from time to time represent the same as the result of any takeover, reconstruction, amalgamation or other event affecting the Company and its shares;

         "Share Schemes"            the employees' share schemes (within the
                                    meaning of Section 743 of the Companies
                                    Act 1985) which have been or will be
                                    established and operated by the Company
                                    (as altered by the Company from time to
                                    time);

         "Subsidiary"               any subsidiary which falls within the
                                    definition in Section 736 of the Companies
                                    Act 1985;

         "Trust Corporation"        has the meaning assigned to that expression
                                    of Section 68 of the Trustee Act 1925;

         "The Trust Fund"           means subject to clause 19.2 the said sum of
                                    (pound)100 and all property at any time
                                    added thereto by way of further settlement accumulation capital accretion or otherwise by the Company, any Subsidiary or any other person and all property from time to time representing the same held by the Trustees upon the trusts and subject to the powers and provisions hereof;

         "Trust Period"             the period of 80 years beginning with the
                                    date hereof (which period shall be the
                                    perpetuity period applicable hereto) or
                                    such shorter period commencing on the date hereof and ending on such date as the Trustees may by deed determine not being a date earlier than the date of execution of any such deed or later than a date previously so determined.

1.2      In this Deed:

         1.2.1 references to any statutory provision shall include a reference to such provision as the same may from time to time be modified, amended, consolidated or reenacted;

         1.2.2 references to any deed agreement document or instrument (including this Deed) shall be construed as a reference to such deed agreement document or instrument as from time to time amended, supplemented or varied;

         1.2.3 unless the context does not otherwise permit the singular shall include the plural and vice versa and words denoting any gender (including the neuter) shall include all genders; and

         1.2.4 the headings are included for ease of reference only and shall not affect the interpretation of the provisions in this Deed.

2.       Sections 31 and 32 of the Trustee Act 1925 and Apportionment Rules

         Sections 31 and 32 of the Trustee Act 1925 shall apply to this Settlement (subject to the trusts powers and provisions herein contained) with the following variations namely:

2.1 Section 31 shall have effect as if:

         2.1.1 the words "the trustees may in their absolute discretion think fit" were substituted in subsection (1)(i) thereof for the words "may in all the circumstances be reasonable;" and

         2.1.2    the proviso at the end of subsection (1) thereof were omitted.

2.2      Section 32 shall have effect as if:

         2.2.1 the words "one half of" were omitted from proviso (a) to subsection (1) thereof; and

         2.2.2 the whole of proviso (c) were omitted from subsection (1) thereof.

2.3 the statutory and equitable rules of apportionment shall not apply to this Settlement and the Trustees may treat all dividends and other payments in the nature of income received by them as income at the date of receipt irrespective of the period for which the dividend or other income is payable and (without prejudice to the generality of the foregoing) accordingly:

         2.3.1 references herein to the income of the Trust Fund shall (without any allocation or apportionment in favour of the Company or any Subsidiary or any other person who has transferred property to the Trustees) not extend to any income now accrued or accruing but not yet actually payable in respect of any property so transferred; and

         2.3.2 where under the trusts for the time being affecting the same there is a change in the person or persons beneficially or prospectively beneficially entitled to the income of any part of the Trust Fund (whether due to the birth or death of any person or for any other reason whatsoever) the provisions of the Apportionment Act 1870 shall not apply and no apportionment shall be made of income accruing or accrued or of outgoings being expended on the occasion of such change in beneficial entitlement but rather the same shall be treated as having accrued to or become a proper liability on the day of actual receipt or expenditure (as the case may be).

3.       Trust for Sale

The Trustees shall during the Trust Period hold the Trust Fund upon trust as to investments or property other than money in their absolute discretion to sell, call in and convert the same into money with power in their absolute discretion to postpone such sale, calling in and conversion and to permit the same to remain as invested and upon trust as to money with the like discretion to invest the same in their names or under their control in any of the investments authorised hereby or by law with the like discretion from time to time to vary or transpose any such investments for others so authorised.

4.       Additions to the Trust Fund

4.1 The Trustees may as they shall in their absolute discretion think fit at any time accept any money investments or other property (including property of an onerous nature the acceptance of which the Trustees consider to be beneficial) offered to them whether by the Company, any Subsidiary or any person to be held by the Trustees as an addition to the Trust Fund to be held by the Trustees on the trusts and subject to the powers and provisions hereof.

4.2 The Trustees shall divide the Trust Fund into sub-funds so that all assets or sums contributed by any one Group Company and all income (if any) or other assets derived therefrom shall be allocated to a single sub-fund comprising only assets representing the contributions made by that same Group Company and the Beneficiaries of which for so long as such company is in existence shall be confined to the employees and former employees of such Group Company unless the Trustees and the relevant Group Company otherwise agree.

5.       Dispositive Powers of Appointment Over the Trust Fund

5.1 The Trustees shall stand possessed of the Trust Fund and the income thereof on such trusts and in such shares and proportions and with and subject to such charges, powers and provisions for maintenance education advancement or otherwise in favour or for the benefit of all or any one or more exclusively of the others or other of the Beneficiaries as the Trustees may during the Trust Period in their absolute discretion by deed or deeds revocable by the Trustees or irrevocable appoint before the end of the Trust Period (regard being had to the law relating to remoteness) but so that any revocable appointment not revoked before the end of the Trust Period shall become irrevocable at the end of the Trust Period and (without prejudice to the generality of the foregoing) in any such deed or deeds the Trustees may create protective or discretionary trusts or powers or trusts or powers for the accumulation of income operative or exercisable at the discretion of any one or more persons or corporations in any part of the world, Provided Always that no appointment made under this sub-clause 5.1 shall invalidate any prior payment or application of the Trust Fund or the income thereof made under any other power or powers conferred by this Settlement or by law or made pursuant to any previous appointment made under sub-clause, Provided Always that any such loan shall be repayable no later than the end of the Trust Period.

5.2 The Trustees shall have power or appoint or apply capital monies to grant options upon such terms as the Trustees shall think fit over Shares at the expense of the Trust Fund to any one or more of the Beneficiaries whom it is thereby sought to benefit if the grant of such options would in the opinion of the Trustees be advantageous to such one or more Beneficiaries whether or not pursuant to the rules of any share scheme established by the Company, including, without prejudice to the generality of the foregoing the Allsport Photographic plc Unapproved Share Option Scheme, Provided Always that no such option shall be exercisable after the end of the Trust Period.

5.3 The Trustees shall have power to enter into any agreement or contract with the Company or any Subsidiary on such terms and subject to such conditions as the Trustees shall in their absolute discretion think fit to enable the Beneficiaries or any of them to acquire and take up Shares or options over Shares and (without prejudice to the generality of the above) pursuant to or in furtherance of such agreement:

         5.3.1 to purchase Shares to be acquired by the Beneficiaries whether pursuant to the terms of any such option or options or otherwise;

         5.3.2 to borrow money from the Company, any Subsidiary or any other person on such terms as the Trustees shall in their absolute discretion think fit, Provided Always that in relation to any borrowing from the Company or any Subsidiary such borrowing shall be on such terms as would be no less favourable to the Trustees than between parties dealing at arm's length;

         5.3.3 to transfer Shares pursuant to the exercise of options granted to Beneficiaries by the Company.

5.4 The Trustees shall have power during the Trust Period to pay or transfer to or apply for the benefit of any one or more of the Beneficiaries the whole or such part or parts of the Trust Fund at such time or times as in their absolute discretion they think fit.

5.5      The Trustees shall have power during the Trust Period:

         5.5.1 to lend with or without security any part or parts of the Trust Fund to any Beneficiary upon such conditions as to interest (if any) and repayment thereof and for such period and generally upon such terms as the Trustees in their absolute discretion think fit;

         5.5.2 to apply as they in their absolute discretion think fit and on such terms as they deem to be appropriate the Trust Fund or any part or parts thereof in securing the payment of money owed by any Beneficiary or the performance of any obligations of any Beneficiary and to give any guarantee or to become surety for any Beneficiary and for these purposes to mortgage or charge any investments or property for the time being forming part of the Trust Fund or to deposit or transfer any such investments or property with or to any person, firm or company by way of security.

6.       Dispositive Powers Over Income

6.1 In default of and until and subject to any and every appointment made under sub-clauses 5.1 to 5.5 hereof the Trustees shall have power during the Trust Period to allocate the income from the Trust Fund to such one or more of the Beneficiaries for the time being in existence as the Trustees shall in their absolute discretion determine.

6.2 The Trustees shall stand possessed of the income allocated to a Beneficiary under the provisions of the preceding sub-clause 6.1 upon trust

         6.2.1 if such Beneficiary has attained the age of 18 years to pay or apply the same to or for the benefit of such Beneficiary;

         6.2.2 if such Beneficiary has for the time being not attained the age of 18 years the Trustees may at their discretion pay or apply for or towards the maintenance education or benefit of such Beneficiary the whole or part of such income as the Trustees may in their discretion think fit and shall until that Beneficiary attains the age of 18 years accumulate all the residue of that income in the way of compound interest by investing the same and the resulting income thereof in any of the investments hereby authorised and shall hold the accumulations so made as a separate fund in trust absolutely for such Beneficiary if he shall attain the age of 18 years and the Trustees shall have power to exercise in relation to such separate fund the powers contained in sections 31 and 32 of the Trustee Act of 1925 as varied by sub-clauses 2.1 and 2.2 hereof Provided Always that:

                  6.2.2.1 if such Beneficiary shall die under the age of 18 years and before the end of the Trust Period such separate fund and any accumulations of the income thereof shall go and be held as an accretion to the Trust Fund and as one fund therewith for all purposes;

                  6.2.2.2 if such Beneficiary shall be living at the end of the Trust Period but shall not on or before the end of the Trust Period have attained the age of 18 years the separate fund and any accumulations of the income thereof shall at the end of the Trust Period vest in the Beneficiary absolutely.

7.       Trusts in Default of Appointment

7.1 In default of and until and subject to any and every appointment made under sub-clauses 5.1 to 5.5 hereof and the exercise by the Trustees of the powers conferred by sub-clauses 6.1 and 6.2.2 hereof and paragraph 6 of the Schedule hereto the Trustees shall:

         7.1.1 during the Trust Period accumulate the income of the Trust Fund at compound interest by investing it and the resulting income thereof in any of the investments authorised by this Deed and shall hold such accumulation as an accretion to the capital of the Trust Fund as one fund therewith for all purposes;

         7.1.2 at the end of the Trust Period hold the Trust Fund and the income thereof on trust for such of the Beneficiaries as shall then be living and if more than one in equal shares absolutely and in default of such Beneficiaries on trust absolutely for such one or more Charities as the Trustees shall in their absolute discretion appoint.

8.       Administrative Powers

8.1 The Trustees may administer this Settlement for the benefit of the Beneficiaries in whatever manner they may determine and in that regard may carry out any transaction whatever in connection with this Settlement and shall have the widest possible powers of managing and dealing with the Trust Fund in all respects as if the Trustees were the absolute beneficial owners of the Trust Fund including, without prejudice to the generality of the foregoing, the powers contained in the Schedule hereto and the Trustees may exercise or omit to exercise the powers herein contained form time to time at their discretion.

8.2 The Trustees shall wherever possible apply monies received by way of gift, loan or other contribution from the Company and any Subsidiary on the terms set out herein for the Beneficiaries who are employees or former employees of the Company or such Subsidiary and that wherever possible they will keep separate accounts in relation to monies so received.

9.       Trustees' Powers Generally

9.1 Every discretion or power (including any power of appointment or power of revocation) conferred on the Trustees by this Deed or by law shall be an absolute and uncontrolled discretion or power and no Trustee hereof shall be held liable for any loss or damage accruing as a result of his concurring or refusing or failing to concur in any exercise of any such discretion or power.

9.2 Every power authority or discretion conferred upon the Trustees or on any other person but not expressly made exercisable only during a period allowed by law shall (notwithstanding anything to the contrary herein expressed or implied) be exercisable only before the end of the Trust Period or during such further period (if any) (either definite or indefinite) as in the case of the particular power or authority or discretion the law may allow.

9.3 This Settlement shall not be construed so as to confer on the Trustees any trust or power which might or could be exercised at any time or times after the end of the Trust Period or which might or could be exercised so as to cause or permit any interest in the Trust Fund to vest after the Perpetuity Date.

9.4 In the exercise of their foregoing powers and discretions the Trustees may consider any recommendations made to them by the Board but shall have no power to direct the Trustees to comply with such recommendations.

9.5 For the purpose of ascertaining whether or not any individual is a Beneficiary the Trustees may rely on any information provided to them by the Company.

9.6 Notwithstanding any other provision of this Trust no assets or income of the Trust Fund shall be applied at any time for the benefit of any Group Company other than to repay any loan and interest thereon made to the Trustees by a Group Company.

9.7 If a person other than a Group Company makes a gift to the Trust or transfers assets to the Trust otherwise than on bona fide commercial terms with gratuitous intent then the Trustees may not provide any benefit under the Trust to that person nor during that person's lifetime to his or her spouse.

10.      Protection of the Trustees

10.1 No individual or corporate Trustee shall be liable for any loss or damage which may occur to the Trust Fund or the income thereof arising from any purchase of Shares or waiver of dividend attributable thereto or from any proper investment waiver or purchase made by him in good faith, or for the negligence or fraud of any agent employed by him or by any other Trustee although his employment was not strictly necessary or expedient, or by reason of any mistake or omission made in good faith by any Trustee.

10.2 The Trustees shall not be bound or required to interfere with or play any part in the management or conduct of the business of any corporation any part of the share capital or debentures or loan stock of which or of any subsidiary of which is for the time being comprised in the Trust Fund but so long as there shall be no notice of any act of dishonesty or misappropriation or misapplication of monies or other property on the part of the directors or other persons having such management or conduct the Trustees may leave the same (including the payment or non-payment of dividends or any other distribution) wholly to such directors or other persons and no Beneficiary shall be entitled as such Beneficiary in any manner whatsoever to compel control or forbid the exercise, or the exercise in any particular manner, or any voting or other rights which may at any time be vested in the Trustees with regard to such corporation.

10.3 The Company and where appropriate the Subsidiaries shall pay to or reimburse the Trustees upon demand all charges and expenses reasonably incurred by them in the course of the administration operation and termination of this Trust and shall keep the Trustees fully indemnified and saved harmless against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities arising out of anything done or caused to be done by them or suffered or incurred by them in the exercise or purported exercise of any of the powers and trusts vested in them by this Deed or otherwise howsoever arising out of or in connection with the preparation, administration, operation or termination of this Settlement but so that no Trustee shall be indemnified or exonerated in respect of any fraud or wilful misconduct on his part and in addition the Trustees shall have the benefit of all indemnities conferred upon trustees generally by law and by the Trustee Act of 1925.

10.4 The Trustees shall be entitled in the absence of manifest error to rely without further enquiry on information and advice necessary to enable them to fulfill their duties and obligations hereunder and to exercise their rights in connection with the implementation and operation of this Settlement supplied to them by the Company or any of the Subsidiaries for the purposes hereof including (but without prejudice to the generality of the foregoing) information as to whether any individual is or is not a Beneficiary and the Trustees shall also be entitled to rely in the absence of manifest error on any direction, notice, consent or document purporting to be given or executed by or with the authority of the Company or any Subsidiary as having been so given or executed.

11.      Remuneration Etc. of the Trustees

11.1 Every Trustee shall be entitled to remuneration upon such terms as may be agreed by the person or persons who for the time being has or have power to appoint a new trustee and in the absence of such agreement every Trustee shall be entitled to remuneration in accordance with its published terms and conditions for trust business in force from time to time.

11.2     Any Trustee:

         11.2.1 may transact on behalf of or with this Settlement or any Beneficiary any business which he or it is authorised to undertake upon the same terms as would for the time being be made with an ordinary customer and without accounting for any profit thereby made and in particular and without prejudice to the generality of the foregoing such Trustee may retain on current account or deposit account or advance at interest all monies necessary or convenient to be retained or advanced in connection with this Settlement and may retain any commission or remuneration paid or allowed by stockbrokers, insurance companies, banks or other institutions without being liable to account for any profit thereby made;

         11.2.2 may transact business on behalf of this Settlement or any Beneficiary with any corporation or partnership in which the Trustees or any of them are office holders or shareholders or partners or are otherwise financially interested, or with any person or firm holding shares or being otherwise financially interested in the Trustees or any of them without being liable to account for any profit accruing to the Trustees as a result of such business, and the Trustees may hold office in any corporation, shares or securities which comprise or form part of the Trust Fund, and shall not be liable to account to the Settlement for emoluments received by them as such office holders;

         11.2.3 who is engaged in any profession, business or trade may be employed by the Trustees and any Trustee so engaged and employed may charge and be paid all reasonable professional business or trade costs and charges for business transactions and time expended and acts done by him (or any partner or employee of his) in connection with this Settlement including acts which a Trustee not being engaged in any profession, business or trade could have done personally and whether or not in the usual scope of his profession business or trade; and

         11.2.4 may exercise or concur in exercising all powers and discretions given to him by this Deed or by law notwithstanding that he has a direct or other personal interest in the mode or result of any such exercise but any of the Trustees may nevertheless abstain from acting except as a merely formal party in any matter in which he may be so directly or personally interested and may allow his co-trustees to act alone in relation thereto.

12.      Beneficiary Who is Trustee Director or Employee

12.1 The Trustees may exercise any duty or power or discretion hereby conferred on them in favour of any person notwithstanding that he is one of the Trustees so long as either such person has not voted on any resolution to the Trustees relating to such exercise or at least one of the Trustees is neither a Beneficiary nor a corporate trustee whose directors include a Beneficiary.

12.2 The Trustees may exercise any such duty or discretion in favour of any person notwithstanding that he is a director of a corporate trustee hereof.

13.      Limitation on Rights of Beneficiaries

13.1 For the avoidance of doubt it is hereby declared that no Beneficiary shall be entitled to:

         13.1.1 any claim, right or entitlement whatever to any part of the Trust Fund or the income thereof except in so far as herein expressly provided or the same may arise by virtue of the exercise of any power contained herein;

         13.1.2 any claim, right or entitlement during the Trust Period to call for the accounts (whether audited or otherwise) from the Trustees in relation to the Trust Fund and the income thereof or to obtain any information of any nature from the Trustees in relation to the Trust Fund and the income thereof and in relation to the trusts and powers hereof;

         13.1.3 to compel the sale or other realisation of any property or investments not producing income; and

         13.1.4 to insist on the investment of any part of the Trust Fund in property or investments which produce income.

13.2 The benefits which may from time to time be provided under this Trust shall not form part of any contract of employment between the Company or any Subsidiary and any of their respective employees or confer on any employee any legal or equitable rights against the Company or any Subsidiary either directly or indirectly nor give rise to any cause of action in law against the Company or any Subsidiary and any employee who leaves the employment of the Company or any Subsidiary shall not be entitled to any compensation for or by reference to any loss of any existing or prospective right or benefit under this Trust which he might otherwise have enjoyed whether such compensation is claimed by


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         damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

13.3 Money paid to or any other benefit conferred on any Beneficiary out of the capital or income of the Trust Fund shall not (save as may be required by law in respect of taxation) form part of his wages or remuneration or count as wages or remuneration for pension fund or other purposes.

14.      Retirement and Appointment of Trustees

14.1 The statutory power of appointing new or additional trustees as hereinafter modified shall apply hereto and shall be exercisable by the Trustees.

14.2 The statutory power of appointing new or additional trustees shall be modified as follows:

         14.2.1 where new or additional trustees are appointed for the whole or any part or parts of the Trustee Fund the appointor or appointors may at their absolute discretion appoint any person or persons as trustee or trustees notwithstanding that (i) such person or persons may be resident domiciled carrying on business or (if a corporate body) incorporated outside the United Kingdom (ii) as a result of such appointment (and any retirement occurring in connection therewith) all or a majority of the Trustees are persons resident or domiciled outside the United Kingdom and (iii) that no Beneficiary is resident outside the United Kingdom and the receipt of such person or persons for the whole or such part or parts of the Trust Fund as may be paid or transferred to such person or persons pursuant to such appointment shall be a good discharge to any other trustee or trustees accordingly;

         14.2.2 the statutory power of appointing new trustees shall not be exercisable by reason only that a Trustee remains out of the United Kingdom for more than twelve months; and

         14.2.3 the statutory power of appointing additional trustees shall be exercisable notwithstanding that the only Trustee for the time being is a corporation that is not a Trust Corporation.

14.3 In addition to the said statutory power the Trustees shall have power at any time by deed to appoint any person to be an additional trustee hereof notwithstanding that the effect of such appointment would be to increase the number of trustees hereof beyond four.

14.4 Any Trustee may retire at any time provided he gives 30 days written notice to the person or persons who for the time being has or have the power to appoint new trustees.


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15.      Trustees Can Act by Majority

15.1 The Trustees may act by a majority in the execution of the trusts and the administration of the Trust Fund (including the exercise of any power hereby or by law conferred on the Trustees) Provided that:

         15.1.1 the minority shall not be liable for any acts or default on the part of the majority;

         15.1.2 the majority shall keep written records of their proceedings and shall without undue delay inform the minority of the Trustees not joining in any execution or administration of the manner in which the majority have effected the said execution or administration; and

         15.1.3 all acts necessary for giving effect to any decision of the majority shall be performed by all of the Trustees.

16.      Proper Law, Forum and Place of Administration

16.1 The proper law hereof shall be that of England and Wales and all rights hereunder and the construction and effect of this Deed shall be construed according to the laws of England and Wales.

16.2 The courts of England and Wales shall be the forum for the administration hereof including for resolving any and all disputes concerning the interpretation of this Deed.

16.3 Notwithstanding the provisions of sub-clauses 16.1 and 16.2 above, the Trustees may at any time during the Trust Period declare by deed that the trusts powers and provisions hereof shall from the date of such declaration take effect (with such modifications as shall be specified in such deed) in accordance with the law of such other territory as shall be therein specified and as from the date of such declaration the law of such other territory shall be the law applicable hereto and the courts in such territory shall be the forum for the administration hereof but subject to the powers conferred by this clause and until any further declaration is made hereunder Provided that the foregoing power shall not be exercisable in any manner which might directly or indirectly cause this Settlement under the law applicable thereto to become illegal, void or voidable or which may in any way alter the beneficial interests hereunder.

16.4 Notwithstanding the provisions of sub-clauses 16.1 and 16.2 above the Trustees shall have power to carry on the general administration of the Trust in any jurisdiction in the world whether or not such jurisdiction is for the time being the proper law of the Trust or the courts of such jurisdiction are for the time being the forum for the administration of the Trust and whether or not the Trustees or any of them are for the time being resident or domiciled in or otherwise connected with such jurisdiction.


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


17.      Release of Trustees' Powers

The Trustees may at any time or times during the Trust Period by deed or deeds revocable during the Trust Period or irrevocable, release or restrict the future exercise of any of the powers (including the power conferred by this clause 17) authorities or discretions conferred by this Deed or by law as if (subject to any contrary intention expressed in the instrument) the same were vested in the Trustees otherwise than in a fiduciary capacity and so as to bind their successors.

18.      Power of Amendment

The Trustees may at any time or times during the Trust Period by deed or deeds make any variation, addition or deletion of or to all or any of the trusts, powers and provisions of this Deed which they consider to be for the benefit of all or any one or more of the Beneficiaries Provided Always that no such variation or deletion may be made to any of the limitations contained in clause
19.1 or clause 20 hereof.

19.      Restrictions

19.1 Notwithstanding anything else contained or implied in this Deed no power conferred by this Deed or by law on the Trustees or any other person shall be exercised and no provision of this Deed shall operate directly or indirectly so as:

         19.1.1 to cause the Trust Fund to cease to be held on trusts of the description specified in Section 86(1) of the Inheritance Tax Act 1984; and

         19.1.2 to cause or permit any part of the capital or income of the Trust Fund to become in any way payable or applicable for the benefit of the Company or any Subsidiary or any other person or person who shall previously have added property to the Trust Fund to be held on the terms of this Settlement or the spouse for the time being of any such person otherwise than (for the avoidance of doubt) by way of loan repayment or other discharge of indebtedness and neither the Company nor any Subsidiary nor any such person shall be:

                  19.1.2.1   a Beneficiary hereof, or

                  19.1.2.2   entitled to remuneration as a Trustee in any way;

         19.1.3 to prevent any employees' share scheme of which this Settlement forms a part from being an employees' share scheme within the definition contained in Section 743 of the Companies Act of 1985.




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20.      Irrevocability

This Settlement shall be irrevocable.

21.      Name of Settlement

This Settlement shall be knows as "the Allsport Photographic Employee Share Trust".

22.      Stamp Duty Certificate

It is hereby certified that this instrument falls within Category L in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987 (and is exempt from duty under the head "Conveyance or Transfer of any kind not hereinbefore described" in the Schedule to the Stamp Act 1891).


























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